As filed with the Securities and Exchange Commission on August 18, 1998
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            -------------------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

        DELAWARE                                       84-1339282
    (STATE OR OTHER                                    (I.R.S. EMPLOYER
    JURISDICTION OF                                    IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)
                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 992-1400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                              EQUITY INCENTIVE PLAN
                              (Full title of plan)

                               ------------------

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE REGISTRANT)

ROBERT S. WOODRUFF                           COPY TO:
EXECUTIVE VICE PRESIDENT--FINANCE            THOMAS A. RICHARDSON, ESQ.,
QWEST COMMUNICATIONS INTERNATIONAL INC.      HOLME ROBERTS & OWEN LLP
1000 QWEST TOWER                             1700 LINCOLN STREET, SUITE 4100
555 SEVENTEENTH STREET                       DENVER, COLORADO 80203
DENVER, COLORADO 80202                       (303) 861-7000
(303) 992-1400









                         -------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                                       PROPOSED
                                        PROPOSED       MAXIMUM
TITLE OF EACH CLASS OF      AMOUNT      MAXIMUM        AGGREGATE       AMOUNT OF
    SECURITIES TO BE         TO BE   OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED        REGISTERED    PER UNIT (1)    PRICE (1)           FEE
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     15,000,000   $37.4375         $561,562,500 $165,661
                           shares

-------------
(1)      Calculated pursuant to Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement applies to additional shares of common stock, $.01 par value per share, of the Registrant relating to the Registrant's Equity Incentive Plan, for which a Registration Statement on Form S-8 (File No. 333-30123) is effective. The contents of such Registration Statement are hereby incorporated by reference.

8.       EXHIBITS.

5.1      Legality Opinion of Holme Roberts & Owen LLP
23.1     Consent of KPMG Peat Marwick LLP
23.2     Consent of Holme  Roberts & Owen LLP is included in Exhibit 5.1
24.1     Power of Attorney. See the signature page hereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on August 17, 1998.

                         Qwest Communications International Inc.



                         By: /S/ Robert S. Woodruff
                             Robert S. Woodruff
                             Executive Vice President - Finance

         We, the undersigned officers and directors of Qwest Communications International Inc. hereby severally constitute and appoint Joseph P. Nacchio and Robert S. Woodruff, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                 TITLE(S)                         DATE


/S/ Philip F. Anschutz         Chairman of the Board            August 14, 1998
----------------------
Philip F. Anschutz             Director


/S/ H. Brian Thompson          Vice Chairman of the Board       August 14, 1998
----------------------
H. Brian Thompson              Director

/S/ Joseph P. Nacchio          Director, President and Chief    August 17, 1998
---------------------
Joseph P. Nacchio              Executive Officer

/S/ Robert S. Woodruff         Director, Executive Vice         August 14, 1998
----------------------
Robert S. Woodruff             President-Finance, Chief
                               Financial Officer, Principal
                               Accounting Officer and
                               Treasurer

/S/ Cannon Y. Harvey                    Director                August 14, 1998
--------------------
Cannon Y. Harvey

/S/ Richard T. Liebhaber                Director
Richard T. Liebhaber                                            August 13, 1998

/S/ Douglas G. Polson                   Director                August 14, 1998
---------------------
Douglas L. Polson

/S/ Craig D. Slater                     Director                August 14, 1998
-------------------
Craig D. Slater

/S/ Jordan L. Haines                    Director                August 14, 1998
--------------------
Jordan L. Haines

/S/ W. Thomas Stephens                  Director                August 14, 1998
----------------------
W. Thomas Stephens

/S/ Roy A. Wilkins
Roy A. Wilkins                          Director                August 14, 1998

/S/ Douglas M. Karp                     Director                August 14, 1998
-------------------
Douglas M. Karp

________________________                Director                August __, 1998
Vinod Khosla